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                                                                    EXHIBIT 2.5


                               MERGER AGREEMENT


         This MERGER AGREEMENT (this "Agreement") is entered into as of November 15, 1996 by and among Republic Industries, Inc., a Delaware corporation ("Republic"); RI/RB Merger Corp., RI/GFB Merger Corp., both Florida corporations and wholly-owned subsidiaries of Republic (collectively, RI/RB Merger Corp. and RI/GFB Merger Corp. shall be referred to herein as the "Republic Merger Subs," and together with Republic, the "Republic Companies"); R & B Holding Company, Inc. d/b/a Kendall Toyota and Kendall KIA ("R&B"), a Florida corporation, G.F.B. Enterprises, Inc. d/b/a Lexus of Kendall ("GFB"), a Florida corporation (collectively R&B and GFB shall be referred to herein as the "Companies"); and Gerald F. Bean, a resident of the State of Florida and the sole shareholder of the Companies (the "Shareholder").


                                    RECITALS


         Republic and the Boards of Directors of the Companies have determined that it is in the best interests of their respective shareholders for Republic to acquire all of the issued and outstanding equity interests of the Companies. In order to effectuate the acquisition, Republic has organized the Republic Merger Subs as wholly-owned subsidiaries, and the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge the Republic Merger Subs with and into the Companies as provided herein, so that the Companies continue as surviving corporations and wholly-owned subsidiaries of Republic, and the Shareholder will be issued certain shares of common stock of Republic in exchange for the issued and outstanding equity interests of each of the Companies.


                               TERMS OF AGREEMENT


         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGERS

         1.1 THE MERGERS. Subject to the terms and conditions of this Agreement, and in accordance with the Business Corporations laws of the State of Florida (the "Corporations Code"), at the Effective Time (as defined in Section 1.5), the Republic Merger Subs will be merged with and into the Companies (the "Mergers") as follows:

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                  (a)      RI/RB Merger Corp. shall be merged into and with R&B;
                           and
                  (b) RI/GFB Merger Corp. shall be merged into and with GFB.

         As a result of the Mergers, the separate corporate existence of each of the Republic Merger Subs shall cease, and the Companies shall continue as surviving corporations in the Mergers (the "Surviving Corporations") and wholly-owned subsidiaries of Republic.

         1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the Mergers (the "Closing") shall take place as promptly as practicable (and in any event within five (5) business days) after satisfaction or waiver of the conditions set forth in Articles VI and VII hereof, as and when determined by Republic, at the offices of Akerman, Senterfitt & Eidson, P.A. in Miami, Florida, or such other place and time as the parties may otherwise agree.

         1.3 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Mergers and without any action on the part of the Companies, the Republic Companies, or the Shareholder:

              (a) Each share of common stock of R&B, par value $0.00 per share, issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a number of shares (rounded to the nearest whole share) of common stock, par value $.01 per share, of Republic (the "Republic Common Stock") determined by dividing (i) $66,000,000 less the sum allocated in Schedule 1.3(a) to GFB, minus (A) the amount of all bank indebtedness and any long-term non-bank debt of R&B as of the Effective Date, and minus (B) the amount (if any) by which R&B's current liabilities exceed its current assets as of the Effective Date, (the "R&B Purchase Price"), by (ii) the average closing sale price of a share of Republic Common Stock as quoted on the Nasdaq Stock Market ("Nasdaq") for the fifteen consecutive trading days which precede the third trading day which is immediately prior to the Closing, as reported (absent manifest error in the printing thereof) by the Wall Street Journal (Eastern Edition) (the "Average Closing Sale Price"), and then (iii) dividing the quotient determined under (i) and (ii) above by the aggregate number of shares of common stock of R&B issued and outstanding at the Effective Time.

              (b) Each share of common stock of GFB, par value $1.00 per share, issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a number of shares (rounded to the nearest whole share) of Republic Common Stock determined by dividing (i) $66,000,000 less the sum allocated in Schedule 1.3(b) to R&B, minus (A) the amount of all bank indebtedness and any long-term non-bank debt of GFB as of the Effective Date, and minus (B) the amount (if any) by which GFB's current liabilities exceed its current assets as of the Effective Date, (the "GFB Purchase Price"), by (ii) the Average Closing Sale Price, and then (iii) dividing the quotient determined under (i) and (ii) above by the aggregate number of shares of common stock of GFB issued and outstanding at the Effective Time. The sum of the R&B Purchase Price and the GFB Purchase shall be referred hereto as the "Total Purchase Price."



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              (c) Each share of common stock of the Republic Merger Subs issued and outstanding at the Effective Time shall be converted into one share of the common stock of the Surviving Corporation into which it is merging.

              (d) The parties agree that the calculation of current liabilities and current assets pursuant to this Section 1.3 shall be consistent with past practice and shall include all short-term non-bank debt of the Companies.

         For purposes of clarification, the total Purchase Price shall equal $66,000,000, minus the amount of all bank indebtedness and any long-term non-bank debt of R&B and GFB and minus the amount by which the total current liabilities of R&B and GFB exceed the total current assets of R&B and GFB as of the Effective Time.

         1.4 TIMING OF TOTAL PURCHASE PRICE DETERMINATION. At least two days prior to the Closing, the Companies and Republic shall estimate the Total Purchase Price by mutual agreement as of the Effective Time for purposes of determining the number of Republic Shares to be delivered by Republic at the Effective Time (which estimated amount is referred to herein as the "Estimated Value"). Within 60 days after the Effective Time, Republic shall prepare and deliver to the Shareholder (in accordance with Section 13.1) a determination (the "Determination") of the actual Total Purchase Price as of the Effective Time (which actual value is referred to herein as the "Actual Value"), which shall be prepared on a basis consistent with the determination of the Estimated Value. If, within 30 days after the date on which a Determination is delivered to the Shareholder, the Shareholder shall not have given written notice to Republic setting forth in detail any objection of the Shareholder to such Determination, then such Determination shall be final and binding on the parties hereto. In the event the Shareholder gives written notice of any objection to such Determination within the 30-day period, Republic and the Shareholder shall use all reasonable efforts to resolve the dispute within the 30-day period following the delivery of the written notice. If the parties are unable to reach an agreement within such 30-day period, the matter shall be submitted to Arthur Andersen LLP, a firm of independent certified public accountants, for determination of the Actual Value which shall be final and binding upon Republic and the Shareholder. Republic and the Shareholder shall contribute equally to the costs (including fees and expenses charged by Arthur Andersen LLP) in connection with the resolution of any such dispute. If the Actual Value is lesser than the Estimated Value, Republic shall be entitled to set off against the Held Back Shares (as defined in Section 1.8) the difference between the Actual Value and the Estimated Value (assuming a value per share for purposes of such calculation equal to the Average Closing Sale Price ), which set off shall be deemed to be Indemnifiable Damages under Article IX hereof but such set-off shall not count against or toward the Indemnification Threshold (as defined in Section 9.1). If the Actual Value is greater than the Estimated Value, Republic shall issue to the Shareholder such additional Republic Shares as would have a value (assuming a value per share equal to the Average Closing Sale Price), equal to the difference between the Actual Value and the Estimated Value.

         1.5 FILING OF PLANS OF MERGER. At the Closing, the parties shall cause the Mergers to be consummated by filing duly executed Certificates of Merger with the Secretary of State of the State of Florida, in such form as Republic determines is required by and in accordance with the relevant provisions of the Corporations Code (the date and time of such filing is referred to herein as the "Effective Date" or "Effective Time").


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         1.6   EFFECT OF THE MERGERS. At the Effective Time, the effect of the
Mergers shall be as provided under the Corporations Code. Without limiting the generality of the foregoing, at the Effective Time:

              (a) all property, rights, privileges, policies and franchises of each of the Companies and the Republic Merger Subs shall vest in the Surviving Corporations, and all debts, liabilities and duties of each of the Companies and Republic Merger Subs shall become the debts, liabilities and duties of the Surviving Corporations.

              (b) the Articles of Incorporation and Bylaws of each of the Companies, as in effect immediately prior to the Effective Time, shall remain its Articles of Incorporation and Bylaws thereafter, unless and until amended in accordance with their terms and as provided by law; and

              (c) the directors and officers or each of the Republic Merger Subs at the Effective Time shall be the directors and officers of R&B and GFB, respectively, each to hold a directorship or office in accordance with the Articles of Incorporation and Bylaws of the respective Surviving Corporations, until their respective successors are duly elected and qualified.

         1.7 TAX TREATMENT. The parties hereto acknowledge and agree that the Mergers contemplated hereby shall be treated for tax purposes as a tax-free reorganization under Section 368 of the Code.

         1.8 PROCEDURE AT THE CLOSING. At the Closing, the parties agree that the following shall occur:

              (a) The Companies and the Shareholder shall have satisfied each of the conditions set forth in Article VI and shall deliver to Republic the documents, certificates, opinions, consents and letters required by Article VI.

              (b) The Republic Companies shall have satisfied each of the conditions set forth in Article VII and shall deliver to the Companies the documents, certificates, consents and letters required by Article VII.

              (c) Republic shall issue the shares of Republic Common Stock issuable pursuant to Section 1.3, registered in the names of the Shareholder and shall deliver such shares in the following manner: (i) Republic shall set aside and hold in accordance with Section 9.3 stock certificates representing shares of Republic Common Stock having a value (based upon the Average Closing Sale Price) equal to 5% of the Total Purchase Price (the "Held Back Shares"), and
(ii) Republic shall deliver stock certificates representing the balance of the shares of Republic Common Stock issuable in accordance with Section 1.3 to the Shareholder. The shares of Republic Common Stock issuable pursuant to Section 1.3, including the Held Back Shares, are referred to herein as the "Republic Shares."



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


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                            OF THE REPUBLIC COMPANIES

         As a material inducement to the Companies and the Shareholder to enter into this Agreement and to consummate the transactions contemplated hereby, the Republic Companies make the following representations and warranties to the Companies and the Shareholder:

         2.1 CORPORATE STATUS. Republic is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own or lease its properties and to carry on its business as presently conducted. The Republic Merger Subs are corporations duly organized, validly existing and in good standing under the laws of the State of Florida, and is a wholly-owned subsidiary of Republic. There is no pending or, to the knowledge of Republic, threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Republic.

         2.2 CORPORATE POWER AND AUTHORITY. Each of the Republic Companies has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each of the Republic Companies has taken all corporate action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the Republic Companies and constitutes their legal, valid and binding obligation enforceable against each of the Republic Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         2.4 REPUBLIC COMMON STOCK. Upon consummation of the transactions contemplated hereby and the issuance and delivery of certificates representing the Republic Shares to the Shareholder, the Republic Shares will be duly authorized, validly issued, fully paid, non-assessable shares, and free and clear of any Liens, other than Liens arising by operating of law or Liens on any particular Shareholder's Republic Shares that may be created or permitted to exist by such Shareholder's actions.

         2.5 CAPITALIZATION. As of the date hereof, the authorized capital stock of Republic consists of 500,000,000 shares of Republic Common Stock and 5,000,000 shares of preferred stock. As ofNovember 6, 1996 (i) 192,150,630 shares of Republic Common Stock were validly issued and outstanding, fully paid and nonassessable, and (ii) no shares of preferred stock were issued or outstanding.


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         2.6 NO VIOLATION. The execution and delivery of this Agreement by
Republic, the performance by Republic of its obligations hereunder and the consummation by Republic of the transactions contemplated by this Agreement will not (a) contravene any provision of the Certificate of Incorporation or Bylaws of Republic, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon, or enforceable against Republic, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material Contract which is applicable to, binding upon or enforceable against Republic, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of Republic, (e) give to any individual or entity a right or claim against Republic, which would have a Material Adverse Effect on Republic or (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except (i) pursuant to the Exchange Act and the Securities Act and applicable inclusion requirements of Nasdaq, (ii) filings required under the securities or blue sky laws of the various states, (iii) filings required under the HSR Act or (iv) any filings required to be made by the Companies or the Shareholder. Republic will use its best efforts to ensure its continued inclusion in, and the continued eligibility of the Republic Common Stock for trading on, the Nasdaq Stock Market or a similar market, for a period of one year from the date hereof.

         2.7 REPORTS AND FINANCIAL STATEMENTS. Since January 1, 1996, except where failure to have done so did not and would not have a Material Adverse Effect on Republic, Republic has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the SEC, including, but not limited to Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (collectively, the "Republic Reports"). Republic has previously furnished or made available to the Companies and the Shareholder copies of all Republic Reports filed with the SEC since January 1, 1996. As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the Republic Reports complied in all material respects with all the rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Republic included in the Republic Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied during the periods presented (except, as noted therein, or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal audit adjustments) the financial position of Republic and its consolidated subsidiaries as of the date thereof and the results of their operations and their cash flows for the periods then ended.

         2.8 NO COMMISSIONS. Republic has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.



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                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANIES AND THE SHAREHOLDER

         As a material inducement to the Republic Companies to enter into this Agreement and to consummate the transactions contemplated hereby, the Companies and the Shareholder, jointly and severally, make the following representations and warranties to the Republic Companies:

         3.1 CORPORATE STATUS. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Each of the Companies is legally qualified to do business as a foreign corporation in each of the jurisdictions set forth in Schedule 3.1, which represent all jurisdictions where the nature of its properties and the conduct of its business require such qualification, and is in good standing in each of the jurisdictions in which it is so qualified. Each of the Companies has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and each of the Companies has the legal right to use the names under which it operates its businesses including, in the case of R&B, the names "Kendall Toyota" and "Kendall KIA" and in the case of GFB, the name "Lexus of Kendall." There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Companies.

         3.2 POWER AND AUTHORITY. Each of the Companies has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. Each of the Companies has taken all corporate action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. The Shareholder is an individual residing in the State of Florida and has the requisite competence and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby.

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the Companies and the Shareholder, and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 CAPITALIZATION. Schedule 3.4 sets forth, as of the date hereof, with respect to each of the Companies, (a) the number of authorized shares of each class of its capital stock, (b) the number of issued and outstanding shares of each class of its capital stock and (c) the number of shares of each class of its capital stock which are held in treasury. All of the issued and outstanding shares of capital stock of each of the Companies (i) have been duly authorized and validly issued and


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are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws and (iii) were not issued in violation of any preemptive rights or rights of first refusal. No preemptive rights or rights of first refusal exist with respect to the shares of capital stock of either of the Companies and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require either of the Companies to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to either of the Companies. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of either of the Companies. Neither Company is obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

         3.5 SHAREHOLDERS OF THE COMPANIES. Schedule 3.5 sets forth, with respect to each of the Companies (i) the name, address and federal taxpayer identification number of, and the number of outstanding shares of each class of its capital stock owned by the Shareholder of record as of the close of business on the date of this Agreement; and (ii) the name, address and federal taxpayer identification number of, and number of shares of each class of its capital stock beneficially owned by, each beneficial owner of outstanding shares of capital stock (to the extent that record and beneficial ownership of any such shares are different). The Shareholder is the sole holder of all issued and outstanding shares of capital stock of the Companies, and the Shareholder owns such shares as is set forth on Schedule 3.5, free and clear of all Liens, restrictions and claims of any kind.

         3.6 NO VIOLATION. Except as set forth on Schedule 3.6, the execution and delivery of this Agreement by the Companies and the Shareholder, the performance by the Companies and the Shareholder of their obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (a) contravene any provision of the Articles of Incorporation or Bylaws of either of the Companies, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against either of the Companies or the Shareholder, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment under or the right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against either of the Companies or the Shareholder, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of either of the Companies, (e) give to any individual or entity a right or claim against either of the Companies or the Shareholder or (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable filings required under the HSR Act and any SEC and other filings required to be made by the Republic Companies.



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         3.7 RECORDS OF THE COMPANIES. The copies of the Articles of
Incorporation and Bylaws of each of the Companies which were provided to Republic are true, accurate, and complete and reflect all amendments made through the date of this Agreement. The minute books for each of the Companies made available to Republic for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all corporate actions of the shareholders and directors (and any committees thereof) of the Companies taken by written consent or at a meeting since incorporation. All corporate actions taken by the Companies have been duly authorized or ratified. All corporate books, corporate ledgers and official and other corporate records of the Companies have been fully, properly and accurately kept and are complete, and there are no inaccuracies or discrepancies of any kind contained therein. The stock ledgers of the Companies, as previously made available to Republic, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Companies.

         3.8 SUBSIDIARIES. Except as set forth on Schedule 3.8, the Companies do not own, directly or indirectly, any outstanding voting securities of or other interests in, or controls, any other corporation, partnership, joint venture or other business entity.

         3.9 FINANCIAL STATEMENTS. The Companies have delivered to Republic the financial statements of the Companies for the fiscal year ended December 31, 1995, and for the year-to-date period and month ended October 31, 1996, including the notes thereto, (collectively, the "Financial Statements"), copies of which are attached to Schedule 3.9 hereto. The balance sheets of the Companies dated as of October 31, 1996, included in the Financial Statements are referred to herein collectively as the "Current Balance Sheets." The Financial Statements fairly present the financial position of each of the Companies at each of the balance sheet dates and the results of operations for the periods covered thereby. The books and records of each of the Companies fully and fairly reflect all of its transactions, properties, assets and liabilities. There are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements, and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein. The Companies have and at the Effective Time continue to have sufficient working capital to meet the aggregate of the minimum working capital requirements imposed by the Factories pursuant to the Franchise Agreements (as defined in Section 3.25). The reserve for Chargebacks (as defined in Section 11.1) maintained by the Companies on the Current Balance Sheet is sufficient to cover any Chargebacks which may be made to the Companies on account of any sales of vehicles made on or prior to the date of the Current Balance Sheet and the reserve for Chargebacks maintained by the Companies in Balance Sheet prepared as of the date of Closing will be sufficient to cover any Chargebacks which may be made to the Companies on account of any sales of vehicles made on or prior to the Effective Time.



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         3.10 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Except as set forth on Schedule 3.10 hereto, since the date of the Current Balance Sheets, the Companies have not (a) issued, sold, pledged, disposed of, encumbered, or authorized the issuance, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock or of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or any other ownership interest of the Companies; (b) declared, set aside, made, or paid any dividend or other distribution payable in cash, stock, property or otherwise of or with respect to its capital stock or other securities, or reclassified, combined, split, subdivided or redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital stock or other securities; (c) paid any bonus to or increased the rate of compensation of any of its officers, or salaried employees or amended any other terms of employment of such persons; (d) sold, leased or transferred any of its properties or assets or acquired any properties or assets other than in the ordinary course of business consistent with past practice; (e) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (f) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (g) incurred any obligations or liabilities (including, without limitation, any indebtedness for borrowed money, issuance of any debt securities, or the assumption, guarantee, or endorsement of the obligations of any person) or entered into any transaction or series of transactions involving in excess of $25,000in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (h) suffered any theft, damage, destruction or casualty loss, whether or not covered by insurance, in excess of $25,000in the aggregate;
(i) suffered any extraordinary losses (whether or not covered by insurance); (j) waived, canceled, compromised or released any rights having a value in excess of $25,000in the aggregate; (k) made or adopted any change in its accounting practice or policies; (l) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (m) entered into any transaction with the Shareholder or any Affiliate of the Companies or the Shareholder; (n) entered into any employment agreement; (o) terminated, amended or modified any agreement involving an amount in excess of $25,000in the aggregate; (p) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (q) delayed paying any account payable beyond 45 days following the date on which it is due and payable except to the extent being contested in good faith; (r) made or pledged any charitable contributions in excess of $25,000in the aggregate; (s) acquired (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or made any investment either by purchase of stock or securities, contributions or property transfer of capital other than as permitted or provided in this Agreement; (t) increased or decreased prices charged to customers, except in the ordinary course of business consistent with past practice, materially increased or decreased the average monthly New Parts and Accessories Inventory, Other Parts and Accessories Inventory, New Vehicle Inventory or Other Vehicle Inventory, other than in the ordinary course of business consistent with past practice, ordered any New Vehicle Inventory from the Factory which would be inconsistent with the prior practices of the Companies, or taken any actions which might reasonably result in any material increase in the loss of customers; (u) made any dealer trades other than in the ordinary course of business consistent with past practice, or (v) entered into any other transaction


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or been subject to any event which has or may reasonably be expected to have a
Material Adverse Effect on the Companies; or (w) agreed to do or authorized any of the foregoing.

         3.11 LIABILITIES OF THE COMPANIES. The Companies have no liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected on the Current Balance Sheet and not heretofore paid or discharged, (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), (c) liabilities incurred in the ordinary course of business prior to the date of the Current Balance Sheet which, in accordance with GAAP consistently applied, were not required to be recorded thereon and which, in the aggregate, are not material. Schedule 3.11 lists all indebtedness owed by the Companies to a bank or any other Person, including without limitation, indebtedness for borrowed money (including principal and accrued but unpaid interest) and capitalized equipment leases of the Companies.

         3.12 LITIGATION. Except as set forth in Schedule 3.12 hereto, there is no action, suit or other legal or administrative proceeding or governmental investigation pending, threatened, anticipated or contemplated against, by or affecting the Companies or Shareholder (which, in the case of the Shareholder, relate to or concern the Companies or for which the Companies may be responsible), or the Companies' properties or assets, or which question the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which either of the Companies is or was a party which have not been complied with in full or which continue to impose any material obligations on the Companies.

         3.13 ENVIRONMENTAL MATTERS.

              (a) Each of the Companies and the Shareholder are and have at all times been in full compliance with all Environmental Laws governing its business, operations, properties and assets, including, without limitation: (i) all requirements relating to the Discharge and Handling of Hazardous Substances;
(ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined herein) for the ownership by each of the Companies of its properties and assets and the operation of its business as presently conducted or the ownership by the Companies and the Shareholder and use by the Companies of the Shareholder Owned Properties; or (iv) all applicable writs, orders, judgements, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

              (b) There are no (and there is no basis for any) non-compliance orders, warning letters, notices of violation (collectively "Notices"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations of any nature or proceedings (collectively "Proceedings") pending or threatened against or involving any of the Companies, their businesses, operations, properties or assets or the Shareholder Owned Properties, issued by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued to any of the Companies thereunder in connection with, related to or arising out of the ownership by any of the Companies of their properties or assets or the operation of its businesses or the ownership by the Shareholder and use by the Companies of the Shareholder Owned Properties, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any obligation, burden or continuing liability on Republic in the event that the transactions contemplated by this Agreement are consummated.

              (c) None of the Companies nor the Shareholder has at any time Handled or Discharged, nor has it or he at any time allowed or arranged for any third party to Handle or Discharge, Hazardous Substances to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances; (ii) any parcel of real property owned or leased at any time by any of the Companies (including, without limitation, the Company Owned Properties) or any of the Shareholder Owned Properties, except in compliance with applicable Environmental Laws; or (iii) any site which, pursuant to CERCLA or any similar state law (x) has been placed on the National Priorities List or its state equivalent, or (y) the Environmental Protection Agency or any relevant state agency has notified any of the Companies that it has proposed or is proposing to place on the National Priorities List or its state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge, of any Hazardous Substance on, into or beneath the surface of, or adjacent to, any real property owned or leased at any time by any of the Companies or the Shareholder Owned Properties.

              (d) Except as set forth on Schedule 3.13(d), (i) none of the Companies uses, nor has any of them used, any Aboveground Storage Tanks or Underground Storage Tanks, (ii) there are not now nor have there ever been any Underground Storage Tanks on any real property owned or leased at any time by any of the Companies, or the Shareholder Owned Properties (iii) there has been no Discharge from or rupture of any such Aboveground Storage Tanks or Underground Storage Tanks listed on Schedule 3.13(d).

              (e) Schedule 3.13(e) identifies (i) all environmental audits, assessments or occupational health studies undertaken since the date that any of the Companies was incorporated by any of the Companies or its agents or representatives thereof or, to the knowledge of any of the Companies or Shareholder, undertaken by any Governmental Authority, or any third party, relating to or affecting any of the Companies or any real property owned or leased at any time by any of the Companies or the Shareholder Owned Properties;
(ii) the results of any ground, water, soil, air or asbestos monitoring undertaken by any of the Companies or its agents or representatives thereof or undertaken by any Governmental Authority or any third party, relating to or affecting any of the Companies or any real property owned or leased at any time by any of the Companies or the Shareholder Owned Properties; (iii) all material written communications between any of the Companies and any Governmental Authority arising under or related to Environmental Laws including but not limited to, any notices of violation and notices of non-compliance; and (iv) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings or decrees, relating to or affecting any of the Companies or any real property owned or leased at any time by any of the Companies or the Shareholder Owned Properties.

                  (f) For purposes of this Section, the following terms shall have the meanings ascribed to them below:

                  "Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

                  "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing, migrating or emitting, as any of such terms may further be defined in any Environmental Law, into or through any medium including, without limitation, ground water, surface water, land, soil or air.

                  "Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, ordinances, orders, plans, injunctions, decrees, rulings, licenses, and changes thereto, or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where the Companies or any of its subsidiaries conducts business, whether currently in existence or hereafter enacted, issued, or promulgated, any of which govern, purport to govern, or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, waste disposal, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, ordinances, plans, injunctions, decrees, rulings , licenses, and changes thereto, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. ss.9601, et seq. (herein, collectively, "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.6901 et seq. (herein, collectively, "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.1801, et seq., (the "Hazardous Materials Transportation Act"); the Clean Water Act, as amended, 33 U.S.C. ss.1311, et seq., (the "Clean Water Act"); the Clean Air Act, as amended (42 U.S.C. ss.7401-7642) (the "Clean Air Act"); the Toxic Substances Control Act, as amended, 15 U.S.C. ss.2601 et seq., (the "Toxic Substances Control Act"); the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. ss.136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. ss.11001, et seq. (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.651, et seq. ("OSHA").

                  "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law.

                  "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Laws, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

                  "Licenses" means all licenses, certificates, permits, approvals, decrees and registrations.

                  "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Underground Storage Tanks.

         3.14     REAL ESTATE

                  (a) Schedule 3.14(a)(1) contains the legal description and street address of any real property or any interest therein (including without limitation any option or other right or obligation to purchase any real property or any interest therein) owned by the Companies as of the date hereof (the "Company Owned Properties"). Schedule 3.14(a)(2) contains a list of the locations of any real property (or any interest therein) owned by the Companies and disposed of in any manner on or prior to the date hereof (the "Previously Owned Properties"). Schedule 3.14(a)(3) contains the legal descriptions and the street addresses of any real property (or any interest therein) owned by the Shareholder or any of his Affiliates (the "Shareholder Owned Properties," and together with the Company Owned Properties, the "Owned Properties"), which will be conveyed, as additional contributions of capital, to one of the Companies prior to the Effective Time. With respect to each such parcel of Owned Properties, except as set forth on Schedule 3.14(a)(4): (i) one of the Companies has (and in the case of Shareholder Owned Properties, will as of the Effective Time have) good and marketable title, free and clear of any covenants, conditions, easements and exceptions other than the Permitted Exceptions (as defined in Section 5.14), and of any Lien other than liens for real estate taxes not yet due and payable, (ii) there are no pending or threatened condemnation proceedings, suits or administrative actions relating to the Owned Properties or other matters affecting adversely the current use, occupancy or value thereof; (iii) the legal descriptions for the Owned Properties contained in the deeds thereof describe such parcels fully and adequately; (iv) the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, local comprehensive plan provisions, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), building code requirements, permits, licenses or other forms of approval by any Governmental Authority, and do not encroach on any easement which may burden the land; the land does not serve any adjoining property for any purpose inconsistent with the use of the land; and the Owned Properties are not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained; (v) all facilities have received all material approvals of Governmental Authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, ordinances, rules and regulations; (vi) there are no Contracts granting to any party or parties the right of use or occupancy of any portion of the Owned Properties and there are no parties (other than the Companies) in possession of the Owned Properties; (vii) there are no outstanding options or rights of first refusal to purchase the Owned Properties or any portion thereof or interest therein (other than by the Companies);
         (viii) all facilities located on the Owned Properties are supplied with utilities and other services necessary for their operation, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations, and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the Owned Properties; (ix) the Owned Properties abut on and have adequate direct vehicular access to a public road, and there is no pending or threatened termination of such access; (x) all improvements, buildings and systems on the Owned Properties are in good repair, safe for occupancy, and adequate for the current use of such Owned Properties; and (xi) there are no Contracts relating to service, management or similar matters which affect any of the Owned Properties.

                  (b) Schedule 3.14(b) sets forth a list of all leases, licenses or similar agreements to which either of the Companies is a party, which are for the use or occupancy of real estate owned by a third party ("Leases")(copies of which have previously been furnished to Republic), in each case, setting forth (i) the lessor and lessee thereof and the commencement date, term and renewal rights under each of the Leases, and (ii) the street address or legal description of each property covered thereby (the "Leased Premises"). The Leases are in full force and effect and have not been amended, and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. Except as set forth in Schedule 3.14(b), with respect to each such Leased
         Premises: (i) one of the Companies has a valid leasehold interest in the Leased Premises, free and clear of any Liens, covenants and easements or title defects of any nature whatsoever; (ii) the portions of the buildings located on the Leased Premises that are used in the business of the Companies are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the Companies' current and reasonably anticipated normal business activities as conducted thereat; (iii) each of the Leased Premises (a) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of the business presently conducted at such parcel; and (b) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities conducted at such parcel; and (iv) neither of the Companies has received notice of (a) any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto, and no such proceeding is contemplated by any Governmental Authority; or (b) any special assessment which may affect any of the Leased Premises, and no such special assessment is contemplated by any Governmental Authority.

         3.15     GOOD TITLE TO AND CONDITION OF ASSETS; INVENTORY.

                  (a) The Companies own and operate the motor vehicle dealerships (the "Dealerships") listed on Schedule 3.15, at the locations set forth thereon. Except as set forth on Schedule 3.15(a), the Companies have good and valid title to all of their Assets free and clear of any Liens. For purposes of this Agreement, the term "Assets" means all of the properties and assets owned by the Companies, other than the Owned Properties and the Leased Premises, whether personal or mixed, tangible or intangible, wherever located.

                  (b) Except as provided in Schedule 3.15(b), the Fixed Assets currently in use by the Companies are, in the aggregate, in good operating condition, normal wear and tear excepted, and have been maintained substantially in accordance with all applicable manufacturer's specifications and warranties. For purposes of this Agreement, the term "Fixed Assets" means all vehicles (other than vehicles held as inventory), machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures used by or located on the premises of the Companies or set forth on the Current Balance Sheet or acquired by the Companies since the date of the Current Balance Sheet.

                  (c) None of the vehicles owned by the Companies as of the date hereof has been, or will be on the Closing Date, salvaged or rebuilt or have any frame, flood or other damage impairing its salability in the ordinary course of business, and with respect to each vehicle, one of the Companies has or will have prior to the Closing Date on file true and correct odometer statement, none of which indicate that the actual mileage is unknown.

                  (d) Schedule 3.15(d) sets forth a true, complete and correct list of any and all dealer trades made by the Companies within the last 90 days from the date hereof.

         3.16 COMPLIANCE WITH LAWS. Except as set forth in Schedule 3.16(a), each of the Companies, the Shareholder, and any Affiliate is and has been in compliance with all laws, regulations and orders applicable to their businesses and operations (as conducted now and in the past), the Assets, the Owned Properties and the Leased Premises and any other properties and assets (in each case owned or used now or in the past). Except as provided in Schedule 3.16(b), neither of the Companies has been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or threatened. Neither of the Companies is subject to any Contract, decree or injunction in which it is a party which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business. Neither of the Companies, nor any of its employees or agents, has made any payment of funds in connection with its business which is prohibited by law, and no funds have been set aside to be used in connection with its business for any payment prohibited by law.

         3.17 LABOR AND EMPLOYMENT MATTERS. Neither of the Companies is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of the Companies into one or more collective bargaining units. Except as set forth in Schedule 3.17, there is not now, and there has not been during the 24 months prior to the date hereof, any actual threatened labor dispute, strike or work stoppage which affects or which may affect the businesses of the Companies or which may interfere with their continued operations, except for employment disputes with individual employees. Neither of the Companies nor any agent, representative or employee thereof has since the date of incorporation of the Companies committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or, to the knowledge of the Companies or the Shareholder, threatened charge or complaint against either of the Companies by or with the National Labor Relations Board or any representative thereof. Neither of the Companies is aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with either of the Companies as a result of the transactions contemplated hereby or otherwise. The Companies have complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended.

         3.18 EMPLOYEE BENEFIT PLANS.

              (a) Employee Benefit Plans. Schedule 3.18 contains a list setting forth each employee benefit plan or arrangement of the Companies, including but not limited to employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of the Companies participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to Republic).

              (b) Compliance with Law. With respect to each Employee Benefit Plan (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no actions, suits, claims or disputes are pending, or threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency;

(iv) there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

              (c) Qualified Plans. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a) (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to Republic, that such plans are qualified and exempt from federal income taxes; (ii) no such determination letter has been revoked nor has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs; (iii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code; (iv) no reportable event (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the 30- day notice requirement has been waived; (v) as of the Effective Date, the present value of all liabilities that would be "benefit liabilities" under Section 4001(a)(16) of ERISA if benefits described in Code
Section 411(d)(6)(B) were included will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (vi) all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made; and (vii) all such contributions to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including, without limitation, PBGC (as defined below) and insurance premiums) for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet.

              (d) Multiemployer Plans. With respect to any multiemployer plan, as described in Section 4001(a)(3) of ERISA ("MPPA Plan") (i) all contributions required to be made with respect to employees of the Companies have been timely paid; (ii) the Companies have not incurred, and are not expected to incur, directly or indirectly, any withdrawal liability under ERISA with respect to any such plan (whether by reason of the transactions contemplated by the Agreement or otherwise); (iii) Schedule 3.18 sets forth (A) the withdrawal liability under ERISA to each MPPA Plan, (B) the date as of which such amount was calculated, and (C) the method for determining the withdrawal liability; and (iv) no such plan is (or is expected to be) insolvent or in reorganization and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any such plan.

              (e) Welfare Plans. (i) The Companies are not obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any employee or former employee of the Companies or their predecessors after termination of employment; (ii) the Companies have complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains, open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code; and
(iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

              (f) Controlled Group Liability. Neither of the Companies nor any entity that would be aggregated with the Companies under Code Section 414(b),
(c), (m) or (o): (i) has ever terminated or withdrawn from an employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due; (iv) is subject to (or expected to be subject to) an excise tax under Code
Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (vi) has violated Code Section 4980B or Section 601 through 608 of ERISA.

              (g) Other Liabilities. (i) None of the Employee Benefit Plans obligates either of the Companies to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Effective Date shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of the Companies as of the Effective Date; and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of the Companies.

         3.19 TAX MATTERS. All Tax Returns required to be filed prior to the date hereof with respect to each of the Companies or any of its income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by or with respect to each of the Companies have been paid or are accrued on the Current Balance Sheet or will be accrued on the Companies' books and records as of the Closing. Except as set forth in Schedule 3.19 hereto: (i) with respect to each taxable period of each of the Companies, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against either of the Companies; (iii) neither of the Companies has consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) neither of the Companies has requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to either of the Companies regarding Taxes; (vi) neither of the Companies has made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Closing; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of either of the Companies;
(viii) neither of the Companies will be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Effective Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Effective Date or
(B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Effective Date; (ix) neither of the Companies has been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return; (x) neither of the Companies is a party to or bound by any tax allocation or tax sharing agreement and has no current or potential contractual obligation to indemnify any other Person with respect to Taxes; (xi) no taxing authority will claim or assess any additional Taxes against either of the Companies for any period for which Tax Returns have been filed; (xii) neither of the Companies has made any payments, is or will become obligated (under any contract entered into on or before the Closing) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xiii) neither of the Companies has been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code (or any corresponding provision of state, local or foreign law);
(xiv) no claim has ever been made by a taxing authority in a jurisdiction where either of the Companies does not file Tax Returns that such Company is or may be subject to Taxes assessed by such jurisdiction; (xv) neither of the Companies has any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xvi) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to the Companies for the past three years have been furnished or made available to Republic; (xvii) neither of the Companies will be subject to any Taxes for the period ending at the Closing for any period for which a Tax Return has not been filed imposed pursuant to Section 1374 or
Section 1375 of the Code (or any corresponding provision of state, local or foreign law); (xviii) no sales or use tax will be payable by the Companies or Republic on the transfer of any Assets pursuant to the isolated or occasional sale rule, Fla. Admin. Code 12A-1.037 and the resale provisions of Fla. Admin. Code 12A-1.038 as a result of this transaction, and there will be no non-recurring intangible tax, documentary stamp tax, or other excise (or comparable tax imposed by any governmental entity) as a result of this transaction; and (xix) the Companies have duly and validly filed elections for S corporation status under the Code, and such

S elections have not been revoked or terminated, and neither of the Companies nor the Shareholder have taken any action which would cause a termination of any of such S elections.

         3.20 INSURANCE. The Companies are covered by valid, outstanding and enforceable policies of insurance issued to it by reputable insurers covering its properties, assets and businesses against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. Through the Effective Time, each of the Insurance Policies will be in full force and effect. The Companies have complied with the provisions of such Insurance Policies. Schedule 3.20 contains (i) a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been or prior to Closing will be provided to Republic) and (ii) a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $10,000 that relates to loss or damage to the properties, assets or businesses of the Companies. Neither of the Companies have failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

         3.21 RECEIVABLES. All of the Receivables are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the Companies. All of the Receivables are good and collectible receivables, and will be collected in full in accordance with the terms of such receivables (and in any event within six months following the Effective Date), without set off or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheet. For purposes of this Agreement, the term "Receivables" means all receivables of the Companies, including, without limitation, all manufacturer's warranty receivables and all trade account receivables arising from the provision of services, sale of inventory, notes receivable, and insurance proceeds receivable.

         3.22 LICENSES AND PERMITS. Except as set forth in Schedule 3.22, the Companies possess all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for their businesses and operations, including with respect to the operations of each of the Owned Properties and Leased Premises, and Schedule 3.22 sets forth a true, complete and accurate list of all such Permits. All such Permits are valid and in full force and effect, the Companies are in compliance with the respective requirements thereof, and no proceeding is pending or threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         3.23 ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. The Assets, Owned Properties, and Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of each of the businesses of the Companies in the manner in which and to the extent to which such business is currently being conducted. No current supplier to the Companies of items essential to the conduct of their businesses has threatened to terminate its business relationship with either of the Companies for any reason. Neither of the

Companies has a direct or indirect interest in any customer, supplier or competitor of the Companies, or in any person from whom or to whom the Companies lease real or personal property. Except as set forth on Schedule 3.23, no officer, director, shareholder, or partner of the Companies, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with the Companies or has any interest in any property used by the Companies.

         3.24 INTELLECTUAL PROPERTY. The Companies have full legal right, title and interest in and to all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its business and set forth on Schedule 3.24 (the "Intellectual Property"). The conduct of the businesses of the Companies as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person, and, to the knowledge of the Companies and the Shareholder, no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

         3.25 CONTRACTS. Schedule 3.25 sets forth a list of each Contract to which each of the Companies is a party or by which any of them or their properties and assets are bound and which is material to any of their businesses, assets, properties or prospects (the "Material Contracts"), including all franchise, sales and service, dealer and other agreements or understandings (the "Franchise Agreements") with Toyota Motor Sales, U.S.A., Inc. and KIA Motors America, Inc. (collectively, the "Factories"). One of the Companies is party to Franchise Agreements for each of the Dealerships, granting such Company full rights and privileges necessary to operate the Dealerships. The copy of each Material Contract furnished to Republic is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. The Companies have not violated any of the terms or conditions of any Material Contract or any term or condition which would permit termination or material modification of any Material Contract, all of the covenants to be performed by any other party thereto, to the knowledge of the Companies and the Shareholder, have been fully performed, and there are no claims for breach or indemnification or notice of default or termination under any Material Contract. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by the Companies under any Material Contract, and no such event has occurred which constitutes or would constitute a default by any other party. The Companies are not subject to any liability or payment resulting from renegotiation of amounts paid under any Material Contract. As used in this
Section 3.25, Material Contracts shall include, without limitation, formal or informal, written or oral (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same, which individually or in the aggregate exceed $25,000; (b) contracts obligating the Companies to provide products or services for a period of one year or more, excluding standard warranty contracts entered into in the ordinary course of its business without material modification from the preprinted forms used by the Companies in the ordinary course of business, copies of which have been supplied to Republic and which individually or in the aggregate exceed $25,000; (c) leases of real property;
(d) leases of personal property which individually or in the aggregate provide for total payments in excess of $25,000 (other than those which individually provide for annual payments of less than $25,000 and which are cancelable without penalty on notice of sixty (60) days or less; (e) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same;
(f) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements, employee handbooks, policy statements and any other agreements relating to any employee, officer or director of either of the Companies; (g) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (h) any contract relating to pending capital expenditures by the Companies; (i) contracts obligating the Companies to purchase vehicles, parts, accessories, supplies, equipment, oil, advertising, media and media related services of any kind, not cancelable without penalty on notice of thirty (30) days or less; (j) any non-competition agreements restricting either of the Companies in any manner; and (k) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, and not otherwise disclosed on the Schedules.

         3.26 ACCURACY OF INFORMATION FURNISHED. No representation, statement or information contained in this Agreement (including, without limitation, the various Schedules attached hereto) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto or made or furnished to Republic or its representatives by the Companies or the Shareholder, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. The Companies have provided Republic with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

         3.27 INVESTMENT INTENT; ACCREDITED INVESTOR STATUS; SECURITIES DOCUMENTS. The Shareholder has had the opportunity to discuss the transactions contemplated hereby with Republic and has had the opportunity to obtain such information pertaining to Republic as has been requested, including but not limited to filings made by Republic with the SEC under the Exchange Act. The Shareholder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and has such knowledge and experience in business or financial matters that he is capable of evaluating the merits and risks of an investment in the Republic Shares. The Shareholder hereby represents that he can bear the economic risk of losing his investment in the Republic Shares and has adequate means for providing for his current financial needs and contingencies. The Shareholder has received copies of all Republic Reports filed with the SEC since January 1, 1996.

         3.28 BANK ACCOUNTS; BUSINESS LOCATIONS. As of the date hereof, the Companies have no office or place of business other than as identified on Schedules 3.14(a) and 3.14(b) and the

Companies' principal places of business and chief executive offices are indicated on Schedule 3.14(a). All locations where the equipment, inventory, chattel paper and books and records of the Companies are located as of the date hereof are fully identified on Schedules 3.14(a) and 3.14(b). Schedule 3.28 lists each account of the Companies with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account.

         3.29 NAMES; PRIOR ACQUISITIONS; NO COMMISSIONS. All names under which each of the Companies does business as of the date hereof are specified on
Schedule 3.29. Except as otherwise disclosed in Schedule 3.29, neither of the Companies has changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years. Neither of the Companies nor the Shareholder has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.


                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE CLOSING

         4.1 CONDUCT OF BUSINESS BY THE COMPANIES PENDING THE CLOSING. The Companies and the Shareholder, jointly and severally, covenant and agree that, between the date of this Agreement and the Effective Time, the business of the Companies shall be conducted only in, and the Companies shall not take any action except in, the ordinary course of business consistent with past practice. The Companies and the Shareholder shall use their or his reasonable best efforts to preserve intact the Companies' business organizations, to keep available the services of their current officers, employees and consultants, and to preserve their present relationships with customers, suppliers and other persons with which they have significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, each of the Companies shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of Republic:

                  (a) amend or otherwise change their Articles of Incorporation, Bylaws, or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it, or (ii) any of its assets, tangible or intangible, except, in the case of (ii), in the ordinary course of business consistent with past practice;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except for its "floor plan" financing of vehicle inventories in the ordinary course of business consistent with past practice or (iii) modify, terminate, or enter into any Contract other than as provided herein or in the ordinary course of business, consistent with past practice;

                  (f) increase the compensation payable or to become payable to its officers or employees, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                  (g) take any action with respect to accounting policies or procedures other than in the ordinary course of business and in a manner consistent with past practices;

                  (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date thereof in the ordinary course of business and consistent with past practice;

                  (i) increase or decrease prices charged to its customers, except in the ordinary course of business consistent with past practices, or take any other action which might reasonably result in any material increase in the loss of customers; materially increase or decrease the average monthly parts and accessories inventory,

         New Vehicle Inventory, or Other Vehicle Inventory, other than in the ordinary course of business and in a manner consistent with past practice; and order any New Vehicles from the Factory which would be inconsistent with the prior ordering practices of the Companies;

                  (j) make any dealer trades other than in the ordinary course of business consistent with past practice;

                  (k) enter into any transaction with the Shareholder or Affiliate thereof; or

                  (l) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect in any material respect.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         5.2 COMPLIANCE WITH COVENANTS. The Shareholder shall cause the Companies to comply with all of the covenants of the Companies under this Agreement.

         5.3 COOPERATION. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

         5.4 FACTORIES APPLICATIONS AND OTHER ACTIONS. Each of the parties hereto shall (a) cooperate in the preparation and filing of, and take all appropriate actions in connection with, the application to the Factories for approval of the transactions contemplated hereby, and (b) use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with the Companies as are necessary for the consummation of the transactions contemplated hereby. Each of the parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

         5.5 HSR ACT. Republic and the Companies shall make promptly (unless they have already made) their respective filings, if any, and thereafter make any other required submissions, under the HSR Act, with respect to the transactions contemplated hereby, and shall, if requested by Republic, seek early termination of the applicable waiting period under the HSR Act. Republic shall pay the HSR Act filing fee.

         5.6 ACCESS TO INFORMATION. From the date hereof to the Effective Time, the Companies shall, and shall cause its directors, officers, employees, auditors, counsel and agents to, afford Republic and Republic's officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices and other facilities (including access to perform environmental and other tests and assessments), to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. No information provided to or obtained by Republic shall affect any representation or warranty in this Agreement.

         5.7 NOTIFICATION OF CERTAIN MATTERS. The Companies shall give prompt notice to Republic of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition or agreement contained herein not to be complied with or satisfied (provided, however, that, any such disclosure shall not in any way be deemed to amend, modify or in any way affect the representations, warranties and covenants made by the Companies and the Shareholder in or pursuant to this Agreement).

         5.8 TAX TREATMENT. Republic and the Companies and the Shareholder will use their respective reasonable best efforts to cause the transactions contemplated hereby to qualify as a reorganization under the provisions of
Section 368(a) of the Code. All parties hereto agree to file the Plans of Merger with their respective federal income tax returns for the year in which the Mergers are effective, and to comply with the reporting requirements of Treasury Regulation 1.368-3.

         5.9 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement, the subject matter or terms hereof or any confidential information or other proprietary knowledge concerning the business or affairs of the other party which it may have acquired from such party in the course of pursuing the transactions contemplated by this Agreement without the prior consent of the other party hereto; provided, that any information that is otherwise publicly available, without breach of this provision, or has been obtained from a third party, shall not be deemed confidential information. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that Republic may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of Nasdaq (in which case Republic will consult with the Companies prior to making such disclosure).

         5.10 NO OTHER DISCUSSIONS. The Companies and the Shareholder and their Affiliates, employees, agents and representatives will not (a) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, capital stock (or derivatives thereof), business or properties of the Companies (whether by merger, consolidation, sale of stock, sale of assets, or otherwise), or (b) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Companies and the Shareholder will immediately notify Republic if any third party attempts to initiate any solicitation, discussion, or negotiation with respect to any of the foregoing transactions, and shall provide Republic with the name of such third parties and the terms of any offers.

         5.11 RESTRICTIVE COVENANT. In order to assure that Republic will realize the benefits of the Mergers, the Shareholder agrees with Republic that he will not:

                  (a) during the Restricted Period, directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, independent contractor or stockholder of, or lender to, any company or business, engage in selling, leasing, or servicing any new or used vehicles (the "Auto Business") or in the wholesale or retail supply of parts with respect thereto (the "Parts Business") anywhere in the Restricted Territory; provided, however, that, the beneficial ownership of less than five percent (5%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section;

                  (b) during the Restricted Period, directly or indirectly (i) induce any Person which is a customer of the Companies, Republic or any Affiliate of the Companies or Republic to patronize any business directly or indirectly in competition with the Auto Business or the Parts Business conducted by the Companies, Republic or any Affiliate of the Companies or Republic; (ii) canvass, solicit or accept from any Person which is a customer of the Companies, Republic or any Affiliate of the Companies or Republic, any such competitive business; or (iii) request or advise any Person which is a customer of the Companies, Republic or any Affiliate of the Companies or Republic, to withdraw, curtail or cancel any such customer's business with the Companies, Republic or any Affiliate of the Companies or Republic, or its or their successors;

                  (c) during the Restricted Period, directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by him, to employ, any person who was employed by either of the Companies, Republic or any Affiliate of the Companies or Republic at or within the prior six months, or in any manner seek to induce any such person to leave his or her employment;

                  (d) during the Restricted Period, directly or indirectly, in any way utilize, disclose, copy, reproduce or retain in his possession any of the Companies' proprietary rights or records, including, but not limited to, any of its customer lists.

Notwithstanding the provisions of this Section 5.11, the parties agree that the Shareholder's ownership interest and operation of KIA dealership in St. Lucie County, Florida shall not be deemed a violation hereof. For purposes of this
Section 5.11, (a) the "Restricted Period" for any individual shall mean the period beginning on the Effective Time and ending on the later of (i) the fifth anniversary of the Effective Time (the "Purchase Restricted Period"), or (ii) the second anniversary of the termination of the employment of such individual with Republic, the Companies, or any Affiliate of Republic or the Companies (the "Employment Restricted Period"), and (b) the "Restricted Territory" for any individual shall mean (i) during the Employment Restricted Period, anywhere in the United States, and (ii) during the Purchase Restricted Period, anywhere within the city limits or within fifty miles of the city limits of those cities listed on Schedule 5.11. The Shareholder agrees and acknowledges that the restrictions contained in this Section 5.11 are reasonable in scope and duration and are necessary to protect Republic and the Companies after the Effective Time. If any provision of this Section 5.11, as applied to any party or to any circumstance, is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of the remainder of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this Section 5.11 will cause irreparable damage to Republic and upon breach of any provision of this Section 5.11, Republic shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that the foregoing remedies shall in no way limit any other remedies which Republic may have (including, without limitation, the right to seek monetary damages).

         5.12 TRADING IN REPUBLIC COMMON STOCK. Except as otherwise expressly consented to by Republic, from the date of this Agreement until the Effective Time, neither of the Companies, the Shareholder nor any of their Affiliates will directly or indirectly purchase or sell (including short sales) any shares of Republic Common Stock in any transactions effected on Nasdaq or otherwise.

         5.13 EMPLOYMENT OF SHAREHOLDER. Republic or its assignee and the Shareholder shall enter into an employment agreement in the form attached hereto as Schedule 5.13.

         5.14 TITLE INSURANCE AND SURVEYS.

              (a) Within 10 business days after the date of this Agreement, the Companies and the Shareholder shall obtain and deliver to Republic commitments (the "Commitments") issued by a title insurance company acceptable to Republic (the "Title Company") and dated not earlier than November 15, 1996 for the issuance of an ALTA Owners Policy of Title Insurance (10-17-92) (with Florida Modifications), (the "Title Policy") for the Owned Properties. The Title Policy shall be in the amount allocated to the real property herein, showing fee simple title to the Owned Properties vested now or to be vested at the Effective Time in one of the Companies subject only to current real estate Taxes not yet due and payable as of the Effective Time, and such other covenants, conditions, easements, and exceptions to title as Republic may approve in writing (collectively, the "Permitted Exceptions"). The Commitments and the Title Policy to be issued by the Title Company shall have all Standard and General Exceptions deleted so as to afford full "extended form coverage" and shall contain an ALTA Zoning Endorsement 3.1, contiguity (where appropriate), and such other endorsements as may be reasonably requested by Republic, excluding non-imputation and creditors rights endorsements. At the Closing, the Shareholder or his Affiliates shall deliver such affidavits or other instruments as the Title Company may reasonably require to delete Standard and General Exceptions and to provide the special endorsements required hereunder. The Shareholder shall cause the Commitments to be later-dated to cover the Closing and to cause the Title Company to deliver the Title Policy at the Closing as directed by Republic. The cost of the Title Policy shall be borne one-half by Republic and one-half by the Companies and the Shareholder

         (b) Within 20 days after the date of this Agreement but before the Closing, the Companies and the Shareholder shall deliver to Republic and the Title Company an as-built plat of survey of each of the Owned Properties and the Leased Premises (the "Surveys") prepared by a registered land surveyor or engineer, licensed in the respective states in which such properties are located, dated on or after the date hereof, certified to Republic, the Title Company, and such other entities as Republic may designate in writing to the Companies and the Shareholder prior to the Closing, and conforming to current ALTA/ACSM Minimum Detail Requirements for Land Title Surveys, sufficient to cause the Title Company to delete the standard printed survey exception. Each Survey shall show access from the land to dedicated roads and shall include a flood plain certification. Any survey may be a recertification of a prior survey, provided that it meets the above-described criteria.

         (c) Republic shall notify the Companies and the Shareholder in writing, within ten (10) business days of the receipt of any Commitment of Survey, if (i) such Commitment discloses a title exception other than a Permitted Exception (an "Unpermitted Exception") or (ii) such Survey discloses any encroachment, overlap, or gap or any other matter which renders title to any of the Owned Properties unmarketable or reflects that any utility service to the improvements or access thereto does not lie wholly within the applicable parcel of real property, or within an encumbered easement for the benefit of such parcel of real property, or reflects any other matter adversely affecting the use or improvements of such parcel of real property (a "Survey Defect"), then the Companies and the Shareholder, twenty (20) days prior to the Closing, shall have the Unpermitted

Exception removed from such Commitment or the Survey Defect corrected or insured over by an appropriate title insurance endorsement, all in a manner reasonably satisfactory to Republic, or, if unable to do so, the parties may terminate this Agreement.

         5.15 SHAREHOLDER AND DIRECTOR VOTE. The Shareholder, in executing this Agreement, consents as a director, shareholder, and/or partner (as applicable) of the Companies to the transactions contemplated hereby, and waives notice of any meeting in connection therewith.

         5.16 SCHEDULES. The parties hereto acknowledge and agree that, as of the date hereof, the Schedules to this Agreement are preliminary in nature and, therefore, are incomplete. The parties hereto further acknowledge and agree that
(i) the Shareholder and the Companies shall be permitted to finalize the Schedules to this Agreement, including providing new Schedules, within fourteen
(14) business days of the date hereof (the "Schedule Date"), and (ii) Republic shall have ten (10) business days from the Schedule Date to accept or object to any matter disclosed in any Schedule, including the Schedules attached hereto.

         5.17 DUE DILIGENCE REVIEW. Republic shall be entitled to conduct a due diligence review of the assets, real and personal properties, corporate and financial books, records, plans, programs, and any other matters relating to the Companies or their properties, which shall be completed on the tenth (10th) business day (the "Due Diligence Date") after the later of (i) the Schedule Date, or (ii) receipt by Republic of all documents, items, and information requested by Republic to complete such due diligence review. Republic may, at any time up to and including the Due Diligence Date, elect not to close the transactions contemplated by this Agreement for any reason, in which case this Agreement shall be terminated and the parties shall be released from any and all obligations hereunder.


                                   ARTICLE VI

             CONDITIONS TO THE OBLIGATIONS OF THE REPUBLIC COMPANIES

         The obligations of the Republic Companies to effect the Mergers shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the Republic Companies:

         6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Companies and the Shareholder contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Companies and the Shareholder shall have performed and complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Companies and the Shareholder shall have delivered to Republic a certificate, dated as of the Closing Date, (which in case of the Companies shall be duly signed by its Chief Executive Officer and Chief Financial Officer) certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

         6.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Closing Date, (a) there shall have been no Material Adverse Change to the Companies, (b) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of the Companies and (c) none of the Assets of the Companies shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect thereon, and the Companies and the Shareholder shall have delivered to Republic a certificate, dated as of the Closing Date, to that effect.

         6.3 OPINION OF COUNSEL. Republic shall have received an opinion dated as of the Closing Date from counsel for the Companies and the Shareholder in form and substance acceptable to Republic, in the form set forth on Schedule 6.3.

         6.4 CONSENTS. The Companies and Republic shall have received consents to the Mergers contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Companies from any Person from whom such consent or waiver is required under any Material Contract (including but not limited to, any franchise, dealer or other agreement with the Factories) or under the HSR Act as of a date not more than five days prior to the Closing Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law. Republic shall have received consents to the transfer of the Franchise Agreements between each of the Companies and each of the Factories or shall have entered into new dealer and franchise agreements of the type generally in use at that time to operate a dealership of each of the Factories at the Companies' current locations, subject only to such additional terms and conditions as are acceptable to Republic. Republic shall have obtained any applicable dealer license or other approvals required under laws of the States of Florida and terms from the Motor Vehicle Commission of the State of Florida and other Governmental Authorities with respect to the Mergers.

         6.5 SECURITIES LAWS. Republic shall have received all necessary consents and otherwise complied with any state Blue Sky or securities laws applicable to the issuance of the Republic Shares in connection with the transactions contemplated hereby.

         6.6 STOCK POWERS. At the Closing, the Shareholder shall have delivered to Republic, for use in connection with the Held Back Shares, ten stock powers executed in blank, with signature guarantees.

         6.7 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Mergers, and which, in the judgment of Republic, makes it inadvisable to proceed with the transactions contemplated hereby.

         6.8 EMPLOYMENT AGREEMENTS. At or prior to the Closing, the Shareholder shall have entered into employment agreements with the Companies, Republic, or at Republic's option, one or more of its assignees provided that such assignment shall not require the Shareholder to move outside the South Florida area, in the form attached hereto as Schedule 5.13.

         6.9 BOARD APPROVAL. The Board of Directors (the "Board") of Republic shall have authorized and approved this Agreement, the Mergers, and the transactions contemplated hereby. Republic shall notify the Companies and the Shareholder of such approval or rejection by the Board before the end of the third (3) business day following the Due Diligence Date. Upon notification by Republic to the Companies of the Board's rejection of this Agreement and the transactions contemplated hereby, this Agreement shall be terminated and the parties shall be released from any and all obligations hereunder. Failure by Republic to notify the Companies of the Board's rejection within the period provided herein shall be deemed a waiver of this condition by Republic.


                                   ARTICLE VII

                        CONDITIONS TO THE OBLIGATIONS OF
                          THE SHAREHOLDER AND COMPANIES

         The obligations of the Shareholder and the Companies to effect the Mergers shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Shareholder and the Companies:

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Republic Companies contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Republic shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. The Republic Companies shall each have delivered to the Companies a certificate, dated as of the Effective Time, and signed by an executive officer, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

         7.2 REPUBLIC SHARES. At the Closing, Republic shall have issued all of the Republic Shares and shall have delivered to the Shareholder (a) certificates representing the Republic Shares issued to them hereunder, other than the Held Back Shares, and (b) copies of certificates representing the Held Back Shares issued to the Shareholder.

         7.3 NO ORDER OR INJUNCTION. There shall not be issued and in effect by or before any court or other governmental body an order or injunction restraining or prohibiting the transactions contemplated hereby.

         7.4 HSR ACT WAITING PERIOD. Any applicable waiting period under the HSR Act shall have expired or been terminated.

         7.5 CONSENTS. The Companies and the Shareholder shall have received consents to the Mergers contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Companies from any Person from whom such consent or waiver is required under any Material Contract (including but not limited to, any franchise, dealer or other agreement with the Factories) or under the HSR Act as of a date not more than five days prior to the Closing Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law.


                                  ARTICLE VIII

                               REGISTRATION RIGHTS

         The Shareholder shall have the following registration rights with respect to the Republic Shares issued to them hereunder.

         8.1 REGISTRATION RIGHTS FOR REPUBLIC SHARES; FILING OF REGISTRATION STATEMENT. Republic will utilize its reasonable best efforts to cause, as soon as practicable following the Closing Date, a registration statement to be filed under the Securities Act or an existing registration statement to be amended for the purpose of registering the Republic Shares for resale by a Holder thereof (the "Registration Statement"). For purposes of this Article VIII, a person is deemed to be a "Holder" of Republic Shares whenever such person is the record owner of Republic Shares. Republic will use its reasonable best efforts to have the Registration Statement become effective and cause the Republic Shares to be registered under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as any Holder reasonably requests, as soon as reasonably practicable following the Effective Date, provided, however, that Republic shall not be required to qualify to do business in any state or to consent to be subject to general service of process in any state where it is not otherwise required to be so qualified or subject.

         8.2 EXPENSES OF REGISTRATION. Republic shall pay all expenses incurred by Republic in connection with the registration, qualification and/or exemption of the Republic Shares, including any SEC and state securities law registration and filing fees, listing fees, printing expenses, fees and disbursements of Republic's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by Republic in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Registration Statement or prospectuses contained therein. Republic shall not, however, be liable for any sales, broker's or underwriting commissions upon sale by any Holder of any of the Republic Shares.

         8.3 FURNISHING OF DOCUMENTS. Republic shall furnish to the Holders such reasonable number of copies of the Registration Statement, such prospectuses as are contained in the Registration Statement and such other documents as the Holders may reasonably request in order to facilitate the offering of the Republic Shares.

         8.4 AMENDMENTS AND SUPPLEMENTS. Republic shall prepare and promptly file with the SEC and promptly notify the Holders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Republic Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that Republic shall be entitled to delay any such filing and the use of the prospectus if Republic determines that such filing would impede, delay, or interfere with any significant financing, acquisition, or other transaction involving Republic, or require disclosure of material information which Republic has a bona fide business purpose for preserving as confidential. Republic shall also advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

         8.5 DURATION. Republic shall maintain the effectiveness of the Registration Statement until such time as Republic reasonably determines, based on an opinion of counsel, that all of the Holders will be eligible to sell all of the Republic Shares then owned by the Holders without the need for continued registration of the shares within the three month period immediately following the termination of the effectiveness of the Registration Statement. Republic's obligations contained in Sections 8.1, 8.3 and 8.4 shall terminate on the second anniversary of the Effective Date.

         8.6 FURTHER INFORMATION. If Republic Shares owned by a Holder are included in any registration, such Holder shall furnish Republic such information regarding itself as Republic may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         8.7      INDEMNIFICATION

                  (a) Republic will indemnify and hold harmless the Holders and each person, if any, who controls a Holder within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which the Holders or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, Republic will not be liable in any such case to the extent that any such loss, claim, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of any Holder or such controlling person in writing specifically for use in the preparation thereof.

                  (b) Each of the Holders, jointly and severally, will indemnify and hold harmless Republic and each person, if any, who controls Republic within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which Republic or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of any Holder specifically for use in the preparation thereof.

                  (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 8.7 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have hereunder unless the indemnifying party has been materially prejudiced thereby nor will such failure to so notify the indemnifying party relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or
         (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                  (d) In the event any of the Republic Shares are sold by any Holder or Holders in an underwritten public offering consented to by Republic, Republic shall provide indemnification to the underwriters of such offering and any person controlling any such underwriter on behalf of the Holder or Holders making the offering; provided, however, that Republic shall not be required to consent to any such underwriting or to provide such indemnification in respect of the matters described in the proviso to the first sentence of Section 8.7(a).


                                   ARTICLE IX

                                 INDEMNIFICATION

         9.1 AGREEMENT BY THE SHAREHOLDER FOR INDEMNIFICATION. The Shareholder agrees to indemnify and hold Republic and its shareholders, directors, officers, employees, attorneys, agents and Affiliates harmless from and against, and Republic shall be entitled to recover by set off against the Held Back Shares in accordance with Section 9.3, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Republic arising out of, relating to, or resulting from (i) any breach of a representation or warranty made by the Companies or the Shareholder in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by the Companies or the Shareholder in or pursuant to this Agreement, or (iii) any inaccuracy in any certificate, instrument or other document delivered by the Companies or the Shareholder as required by this Agreement (collectively, "Indemnifiable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Republic shall have the right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of the Shareholder hereunder been true and correct and had the agreements of the Companies and the Shareholder hereunder been performed in full, and such Indemnifiable Damages shall be reduced by and to the extent Republic receives proceeds under insurance policies, including title insurance policies, as a result of, and in compensation for, the subject matter of such claim. In no event, however, shall the aggregate amount of Indemnifiable Damages payable by the Shareholder exceed the Total Purchase Price. Notwithstanding anything to the contrary contained herein,

Republic shall not be entitled to any Indemnifiable Damages unless the aggregate of all such Indemnifiable Damages exceeds $250,000 ("Indemnification Threshold"). The Indemnification Threshold shall not be applicable to any claim under (ii) above or any claim arising under Section 3,19.

         9.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Shareholder in this Agreement or pursuant hereto shall survive for a period of two years after the Effective Time, except that the representations and warranties made in Section 3.12,
Section 3.18, and Section 3.19 shall survive for the length of any applicable period of limitations, and the representations and warranties made by the Shareholder in Sections 3.4, 3.5, and 3.13, shall never expire. No claim for the recovery of Indemnifiable Damages may be asserted by Republic after such representations and warranties shall thus expire; provided, however, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement. Each of the representations and warranties of the Republic Companies shall expire at the Effective Time.

         9.3 SECURITY FOR THE SHAREHOLDER'S INDEMNIFICATION OBLIGATION. As security for the indemnification obligations contained in this Article IX, at the Closing, Republic shall set aside and hold certificates representing the Held Back Shares issued pursuant to this Agreement. Republic may set off against the Held Back Shares any loss, damage, cost or expense for which the Shareholder may be responsible pursuant to this Agreement (including without limitation, any Indemnifiable Damages) whether or not indemnified pursuant to this Article IX, subject, however, to the following terms and conditions:

                  (a) Republic shall give written notice to the Shareholder of any claim for Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount of Indemnifiable Damages or other loss, damage, cost or expense which Republic claims to have sustained by reason thereof, and (ii) the basis of such claim;

                  (b) Such set off shall be effected on the later to occur on the expiration of 15 days from the date of such notice or, if such claim is contested, the date the dispute is resolved, and such set off shall be charged proportionally against the shares set aside;

                  (c) After the Held Back Shares are registered and any restrictions on sale imposed under the Securities Act or otherwise are terminated, the Shareholder may instruct Republic to sell some or all of the Held Back Shares and the net proceeds thereof shall be substituted for such Held Back Shares in any set off to be made by Republic pursuant to any claim hereunder subject to continued compliance with any applicable SEC and other regulations; and

                  (d) For purposes of any set off against the Held Back Shares pursuant to this Article IX, the shares of Republic Common Stock not sold as provided in clause (d) of this Section shall be valued at the Average Closing Sale Price.

         9.4 VOTING OF AND DIVIDENDS ON THE HELD BACK SHARES. Except with respect to shares transferred pursuant to the foregoing right of set off (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by the Shareholder and the Shareholder shall be entitled to vote the Held Back Shares; provided, however, that, there shall also be deposited with Republic subject to the terms of this Article IX, all shares of Republic Common Stock issued to the Shareholder as a result of any stock dividend or stock split and all cash issuable to the Shareholder as a result of any cash dividend, with respect to the Held Back Shares. All stock and cash issued or paid upon Held Back Shares shall be distributed to the person or entity entitled to receive such Held Back Shares together with such Held Back Shares.

         9.5 DELIVERY OF HELD BACK SHARES. Republic agrees to deliver to the Shareholder no later than one year after the Effective Date any Held Back Shares then held by it (or proceeds from the Held Back Shares) unless there then remains unresolved any claim for Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event any Held Back Shares (or proceeds from the sale of Held Back Shares) remaining on deposit after such claim shall have been satisfied shall be returned to the Shareholder promptly after the time of satisfaction.

         9.6 ADJUSTMENT TO TOTAL PURCHASE PRICE. All payments for Indemnifiable Damages made pursuant to this Article IX shall be treated as adjustments to the consideration granted in the Mergers under Section 1.3.

         9.7 NO BAR. If the Held Back Shares are insufficient to set off any claim for Indemnifiable Damages made hereunder (or have been delivered to the Shareholder prior to the making or resolution of such claim), then Republic may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages.

         9.8 REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude Republic from asserting any other right, or seeking any other remedies against the Shareholder.

                                    ARTICLE X

                             SECURITIES LAW MATTERS

         The parties agree as follows with respect to the sale or other disposition after the Effective Time of the Republic Shares:

         10.1 DISPOSITION OF SHARES. The Shareholder agrees that he will not sell, transfer or otherwise dispose of any Republic Shares, except pursuant to
(a) an exemption from the registration requirements under the Securities Act, which does not require the filing by Republic with the SEC of any registration statement, offering circular or other document, in which case, each such Shareholder shall first supply to Republic an opinion of counsel (which counsel and opinions shall be satisfactory to Republic) that such exemption is available, or (b) an effective registration statement filed by Republic with the SEC under the Securities Act.

         10.2 LEGEND. The certificates representing the Republic Shares shall bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Republic may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.


                                   ARTICLE XI

                                   DEFINITIONS

         11.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

         "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

         "Chargebacks" shall mean (a) any amount which either of the Companies may be required to pay back to any party purchasing retail paper, warranties or the like from such Companies, or (b) any amount which may be set-off or otherwise deducted from any amount due and owing to either of the Companies by any party purchasing retail paper, warranties or the like from such Companies.


         "Code" means the Internal Revenue Code of 1986, as amended.

         "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

         "Current Assets" shall mean all current assets of each of the Companies, the value of which shall be determined in accordance with the rules and policies of each of the Factories (or in the case of any Factory for which no such rules or policies have been established, in accordance with GAAP).

         "Current Liabilities" shall mean all current liabilities of each of the Companies, the value of which shall be determined in accordance with the rules and policies of each of the Factories (or in the case of any Factory for which no such rules or policies have been established, in accordance with GAAP).


         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

         "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.


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



         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

         "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

         "New Parts and Accessories Inventory" shall mean new, non-damaged and non-obsolete parts and accessories inventory that may be returned to the manufacturer.

         "New Vehicle Inventory" shall mean vehicles which are new, unused (meaning untitled and unreported as sold with full factory warranty) and undamaged (meaning having repairable damage costing less than $100) and have less than 100 miles.

         "Other Parts and Accessories Inventory" shall mean parts and accessories inventory other than New Parts and Accessories Inventory.

         "Other Vehicle Inventory" shall mean vehicle inventory other than New Vehicle Inventory.

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

         "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

                  "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Tax.

                  "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, use, franchise, intangible, payroll, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

         11.2 OTHER DEFINITIONAL PROVISIONS.

                   (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                   (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                   (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                   (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.


                                   ARTICLE XII

                        TERMINATION, AMENDMENT AND WAIVER

         12.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time.

                   (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

                    (b) by Republic, ten days after delivery of written notice to the Companies and the Shareholder in accordance with Section 13.1 of this Agreement in the event of a material breach by the Companies or the Shareholder of any provision of this Agreement if the Companies and the Shareholder have not cured said material breach; or

                   (c) by the Companies and the Shareholder ten days after delivery of written notice to Republic in accordance with Section 13.1 of this Agreement in the event of a material breach by Republic of any provision of this Agreement, if Republic has not cured said material breach; or

                   (d) by Republic or the Companies upon delivery of written notice to the other in accordance with Section 13.1 of this Agreement, if the Closing shall not have occurred by January 31, 1996.

         12.2 EFFECT OF TERMINATION. Except for the provisions of Article IX hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to Section 12.1, this Agreement shall forthwith become void and of no further force and effect, and the parties shall be released from any and all obligations hereunder; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                                  ARTICLE XIII

                               GENERAL PROVISIONS

         13.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                           (a)      IF TO REPUBLIC TO:

                           Republic Industries, Inc.
                           200 East Las Olas Blvd., Suite 1400
                           Ft. Lauderdale, FL  33301
                           Attn:  Richard L. Handley, General Counsel
                           Telecopy:  (954) 779-3884

                           WITH A COPY TO:

                           Akerman, Senterfitt & Eidson, P.A.
                           One Southeast Third Avenue, 28th Floor
                           Miami, Florida  33131
                           Attn: Bruce I. March, Esq.
                           Telecopy: (305) 374-5095

                           (b)      IF TO THE COMPANIES AND/OR THE SHAREHOLDER
                                    TO:

                           10943 South Dixie Highway
                           Miami, Florida 33156
                           Attn: Gerald L. Bean
                           Telecopy: (305) 669-7204

                           WITH A COPY TO:

                           Greenberg, Traurig, Hoffman, Lipoff, Rosen
                            & Quentel, P.A.
                           1221 Brickell Avenue
                           Miami, Florida 33131
                           Attn: Jorge L. Freeland, Esq.
                           Telecopy: (305) 579-0717


         13.2 ENTIRE AGREEMENT. This Agreement (including the Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Schedules constitute a part hereof as though set forth in full above.

         13.3 EXPENSES; SALES TAX. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

         13.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

         13.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by the Companies without the prior written consent of Republic. Republic may assign all or any portion of its rights hereunder to one or more of its wholly owned subsidiaries.

         13.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         13.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         13.8 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

         13.9 JURISDICTION.

                   (a) The parties to this Agreement agree that any suit, action or proceeding arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof may be brought only in the courts of Dade County, Florida or in the U.S. District Court for the Southern District of Florida and the parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any suit, action or proceeding.

                   (b) In addition, each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Dade County, Florida or the U.S. District Court for the Southern District of Florida, and hereby further irrevocably waives any claim that any suit, action or proceedings brought in Dade County, Florida or in such District Court has been brought in an inconvenient forum.

         13.10 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this

Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              REPUBLIC INDUSTRIES, INC., a Delaware
                                corporation


                              By:                /s/  Steven R. Berrard
                                 ----------------------------------------
                                 Steven R. Berrard, President

                              RI/RB MERGER CORP., a Florida corporation


                              By:                /s/  Steven R. Berrard
                                 ----------------------------------------
                                 Steven R. Berrard, President

                              RI/GFB MERGER CORP., a Florida corporation


                              By:                /s/  Steven R. Berrard
                                 ----------------------------------------
                                 Steven R. Berrard, President

                              R & B HOLDING COMPANY, INC., a Florida
                                corporation


                              By:                /s/  Gerald F. Bean
                                 ----------------------------------------

                                 Gerald F. Bean, President

                              G.F.B. ENTERPRISES, INC., a Florida
                                 corporation


                              By:                /s/  Gerald F. Bean
                                 ----------------------------------------
                              Gerald F. Bean, President


                                                 /s/  Gerald F. Bean
                              -------------------------------------------
                              Gerald F. Bean, individually